EXHIBIT 15
April 26, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated April 26, 2006 on our review of interim financial information of Sonoco Products Company for the three-month periods ended March 26, 2006 and March 27, 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 26, 2006 is incorporated by reference in its Registration Statements on Forms S-8 (File No. 33-45594; File No. 33-60039; File No. 333-12657; File No. 333-69929; File No. 333-100799; and File No. 333-100798).
Yours very truly,
/s/PricewaterhouseCoopers LLP